CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
                 BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT

                  OMITTED PORTIONS HAVE BEEN SEPARATELY FILED
                  WITH THE SECURITIES AND EXCHANGE COMMISSION

                                                                     EXHIBIT 4.2

04/01/01

                             Memorandum of Agreement
                International Telecommunications Services between
                            Videsh Sanchar Nigam Ltd.
                                       And
                     CONCERT GLOBAL NETWORK SERVICES LIMITED

                     Accounting Rate and Division of Revenue



This memorandum dated April 1, 2001 represents an agreement between Videsh Sanchar Nigam Ltd. (VSNL) and Concert Global Network Services Limited ("Concert") to apply the following Total Accounting Rate for Telephone Service between VSNL in India and Concert in the United States, which includes Alaska, Hawaii, Puerto Rico and the US Virgin Islands.

EFFECTIVE DATE         ACCOUNTING RATE        CARRIER               CONCERT
---------------       ----------------     ----------------     ----------------
April 1, 2001-
March 31, 2002        $[text redacted]     $[text redacted]     $[text redacted]

The accounting rate shall be applied to each conversation minute of use and shall be shared equally. Minutes of traffic upon which settlements are paid will be measured using accumulated seconds.

The concurrence below evidences the intent of the regional representative of Concert to present this agreement for approval by Concert's duly authorized representative.

This agreement shall become binding only upon execution by the duly authorized representatives of Concert and VSNL, and, where applicable, upon submission and/or acceptance of the agreement by regulatory authorities.


Concurred on behalf of Concert:              Approved on behalf VSNL

/S/ JOY DALLEY                               /S/ S.S. BODH
-----------------------------------          -----------------------------------
Name:    Joy Dalley                          Name:    S. S. Bodh
Title:   Regional Route Management           Title:   General Manager
Date:    APRIL 1, 2001                       Date:    19/4/2001
         --------------------------                   --------------------------

Approved on behalf of Concert:

/S/ MICHAEL KARL FOR
---------------------------------------
Name:    Thomas Luciano
Title:   Vice President, Traffic and Route Management-ICS
Date:    1 JUNE 2001
         -------------------------------------------------